Exhibit 99.1

Hemisphere Media Completes Acquisition of
Three Leading Spanish-Language Cable Television Networks

MIAMI—(April 1, 2014) —Hemisphere Media Group, Inc. (NASDAQ: HMTV) (“Hemisphere”), the only publicly traded pure-play U.S. media company targeting the high growth Hispanic TV/cable networks business, today completed the previously announced purchase of three Spanish-language cable television networks from Media World, LLC through Hemisphere Media Holdings, LLC, its indirect wholly-owned subsidiary, for a total consideration of approximately $101.9 million in cash, subject to certain post-closing adjustments.

The addition of three market-leading and highly complementary cable networks to Hemisphere’s portfolio builds on the Company’s commitment to provide unique programming focused on the U.S. Hispanic market.  The networks acquired are:

•                  Pasiones, dedicated to showcasing the most-popular telenovelas and series, distributed in the U.S and Latin America to over 11 million subscribers;

•                  Centroamerica TV, the leading network targeting the third largest U.S. Hispanic group, featuring the most popular news, entertainment and soccer programming from Central America with over 3.3 million subscribers in the U.S.; and

•                  TV Dominicana, the leading network targeting Dominicans living in the U.S., featuring the most popular news, entertainment and baseball programming from the Dominican Republic, with over 2.2 million subscribers in the U.S.

Alan Sokol, CEO of Hemisphere, said, “We are thrilled to own these outstanding networks and look forward to integrating them into the Hemisphere portfolio. This transaction expands our leadership position in Hispanic media and positions the Company to realize significant long-range opportunities. We are excited to continue to build on the programming, marketing and distribution efforts of these highly complementary businesses.”

Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal counsel to Hemisphere.  Rothschild served as financial advisor and Kirkland & Ellis, LLP served as legal counsel to Media World.

Further information regarding the transaction is contained in the Company’s Current Report on Form 8-K to be filed with the SEC and which may be accessed at www.sec.gov.

About Hemisphere Media Group, Inc.

Hemisphere Media Group (NASDAQ: HMTV) is the only publicly-traded pure-play U.S. Spanish-language TV/cable network business serving the high-growth U.S. Hispanic population. Headquartered in Miami, Florida, Hemisphere owns and operates Cinelatino, WAPA Television and WAPA America. Cinelatino is the leading Spanish-language movie channel with more than 13 million subscribers in the U.S., Latin America and Canada, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean. WAPA Television is Puerto Rico’s leading broadcast station with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA Television produces more than 65 hours per week of top-rated news and entertainment programming. WAPA America is the leading cable network targeting Puerto Ricans and other

Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA-TV. WAPA America has more than five million U.S. subscribers.

About Media World LLC

Mediaworld LLC is a company fully owned by Imagina US, which is primarily focused in the Hispanic Market with annual revenues around $100 million dollars, delivering production development, technical and production services, sports rights acquisition and management, and strategic consulting to the major players in the market.

Forward Looking Statement

This release may contain certain statements that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this report may include statements about the anticipated benefits of the acquisition, the impact of the transaction on Hemisphere’s operations and financial performance and other information and statements that are not historical facts.  Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.  These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.  In addition, these statements are based on a number of assumptions that are subject to change.  Such risks, uncertainties and assumptions include: (1) risks relating to any unforeseen liabilities of Hemisphere and the acquired assets, (2) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects, businesses and management strategies and the expansion and growth of the operations of Hemisphere; (3) Hemisphere’s ability to successfully integrate the acquired assets and achieve anticipated synergies; (4) the risk that disruptions from the transaction will harm Hemisphere’s business; and (5) Hemisphere’s, plans, objectives, expectations and intentions generally.  Additionally, factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in Hemisphere’s most recent Annual Report on Form 10-K as they may be updated in any future reports filed with the SEC. Forward-looking statements included herein are made as of the date hereof, and Hemisphere does not undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

Contacts

For Hemisphere Media Group, Inc.:
Robin Weinberg/Patrick Scanlan, 212-687-8080